Exhibit 99.1

Immersion Announces New Chief Financial Officer

    SAN JOSE, Calif.--(BUSINESS WIRE)--March 1, 2005--Immersion Corporation (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced that Stephen Ambler, 45, has joined Immersion as chief financial officer and vice president, finance responsible for finance, operations, and human resources. Ambler was also named as an officer of Immersion Corporation.
    The CFO position was formerly held by Victor Viegas who continues as Immersion's chief executive officer, president, and director. "Stephen's experience in the entertainment and mobility markets, as well as his expertise in licensing, investor relations, and finance, will support our growing business development activities, especially in focus areas such as mobility," explains Viegas. "In addition, the separation of CFO and CEO duties better aligns us with our corporate governance principles."
    "I believe Immersion is poised to accelerate the adoption of its touch technology across markets and applications, and I'm looking forward to supporting that progress," said Ambler.
    Previously, Ambler was CFO and vice president, finance at Bam! Entertainment, Inc., a Nasdaq-listed interactive video-game packaged software company. Prior to Bam! Entertainment, he was CFO, secretary, and senior vice president, finance at Insignia Solutions PLC, a Nasdaq-listed wireless solutions software company. Ambler is qualified as a Chartered Accountant in England and Wales and holds a diploma in Accounting Studies from Oxford Polytechnic, England.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across personal computing, entertainment, medical training, mobility, automotive, and 3D simulation markets. Immersion and its wholly-owned subsidiaries hold more than 270 issued patents worldwide.

    Forward Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any expectations for adoption of technologies across markets and applications, any statements regarding growth of business development activities, plans, strategies, and objectives of management for future operations; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's expanded technology offerings or a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion, and the Immersion logo are a trademarks of Immersion Corporation. All other trademarks are the property of their respective owners.

    CONTACT: A&R Partners (for Immersion)
             Elizabeth Conrady, 650-762-2815
             econrady@arpartners.com